FUQI International Announces Proposed Public Offering of Common Stock

SHENZHEN, China, July 22 -- FUQI International, Inc. (Nasdaq: FUQI), a leading designer of high quality precious metal jewelry in China, today announced that it has filed a preliminary prospectus supplement to its shelf registration statement with the Securities and Exchange Commission relating to a proposed underwritten public offering of 4.5 million shares of its common stock. The Company will also grant a 30-day option to the underwriters for the purchase of up to an additional 675,000 shares of common stock to cover over-allotments. All of the shares are being sold by Fuqi International.

William Blair & Company is acting as the sole bookrunner and lead manager, Oppenheimer & Co. as co-lead manager and Cowen and Company as co-manager.

The offering will be made under Fuqi's effective shelf registration statement previously filed with the Securities and Exchange Commission ("SEC"). Prospective investors should read the preliminary prospectus supplement and the shelf registration statement for more complete information about Fuqi and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement may be obtained for free by visiting EDGAR on the SEC's website at http://www.sec.gov and from William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: Syndicate (telephone: (312) 236-1600).

This press release does not constitute a solicitation of an offer to buy, or an offer to sell, shares of common stock, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification of the shares under the securities laws of any such state or jurisdiction.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China.  Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

The statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to our acquisition of Temix in August 2008, adverse capital and credit market conditions, the vulnerability of the Company's business to a general economic downturn in China; fluctuation and unpredictability of costs related the gold, platinum and precious metals and other commodities used to make the Company's products; the Company's ability to obtain all necessary government certifications and/or licenses to conduct its business; the Company's recent entry into the retail jewelry market; changes in the laws of the PRC that affect the Company's operations; competition from competitors; the Company's reliance on one source for gold; the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's reports and other filings with the Securities and Exchange Commission.

For more information, please contact:

     Mr. Frederick Wong
     Chief Financial Officer
     Phone: 852 6199 0741 (Hong Kong)

     Ms. Charlene Hua
     EVP of Financial, Capital Market & Corporate Development
     Phone: 852 9468 2497 (Hong Kong)
     IR Email: IR@FuqiIntl.com

     Bill Zima
     ICR Inc. (US)
     Phone: 203-682-8200